UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2008

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 13, 2008, the Board of Directors (the “Board”) of IDT Corporation (the “Registrant”) voted to amend and restate the Second Amended and Restated By-Laws of the Registrant. The By-laws were amended and restated to amend Article III, Section 1 to change the election of directors from a plurality of the votes cast at the Annual Meeting of Stockholders to a majority of the votes cast, except as provided in the By-laws. The foregoing description of changes to the Registrant’s By-Laws is qualified in its entirety by reference to the text of the Registrant’s Third Amended and Restated By-Laws that are attached hereto as Exhibit 3.1.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On March 13, 2008, the Board of the Registrant voted to amend the Registrant’s Code of Business Conduct and Ethics (the “Code”). The amendment amended the section entitled “COMPLIANCE WITH LAWS, RULES AND REGULATIONS” to specifically include compliance with the rules and regulations of the Securities and Exchange Commission. This change was made in order to merge the Registrant’s Code of Ethics for Certain Executive Officers into the Code. The Registrant has terminated its Code of Ethics for Certain Executive Officers and is relying on the amended Code to comply with all of the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange.

The foregoing summary of the amendment to the Code is qualified in its entirety by reference to the amended Code, a copy of which is furnished herewith as Exhibit 14.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document

3.1	The Registrant’s Third Amended and Restated By-Laws.
14.1	The Registrant’s Code of Business Conduct and Ethics.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ James A. Courter
Name: James A. Courter
Title: Chief Executive Officer

Dated: March 19, 2008

EXHIBIT INDEX

Exhibit Number	Document

3.1	The Registrant’s Third Amended and Restated By-Laws.
14.1	The Registrant’s Code of Business Conduct and Ethics.

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